AMENDED AND RESTATED

                                 TRUST AGREEMENT


                                     between


                      FORD CREDIT AUTO RECEIVABLES TWO LLC
                                  as Depositor


                                       and


                           WACHOVIA BANK OF DELAWARE,
                              NATIONAL ASSOCIATION
                                as Owner Trustee




                             Dated as of May 1, 2004





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                                TABLE OF CONTENTS


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                                                                                                 Page


                                    ARTICLE I

                              DEFINITIONS AND USAGE

                                   ARTICLE II

                            ORGANIZATION OF THE TRUST
SECTION 2.1  Name...................................................................................1
SECTION 2.2  Office.................................................................................2
SECTION 2.3  Purposes and Powers....................................................................2
SECTION 2.4  Appointment of Owner Trustee...........................................................3
SECTION 2.5  Capital Contribution of Trust Property.................................................3
SECTION 2.6  Declaration of Trust...................................................................3
SECTION 2.7  Reserved...............................................................................3
SECTION 2.8  Title to Trust Property ...............................................................3
SECTION 2.9  Situs of Trust.........................................................................4
SECTION 2.10  Representations and Warranties of the Depositor.......................................4
SECTION 2.11  Tax Matters...........................................................................5

                                   ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS
SECTION 3.1  Initial Beneficial Ownership...........................................................7
SECTION 3.2  Capital Accounts.......................................................................7
SECTION 3.3  The Certificates.......................................................................8
SECTION 3.4  Authentication of Certificates.........................................................9
SECTION 3.5  Registration of Certificates; Transfer and Exchange of Certificates....................9
SECTION 3.6  Mutilated, Destroyed, Lost or Stolen Certificates.....................................14
SECTION 3.7  Persons Deemed Owners of Certificates.................................................15
SECTION 3.8  Access to List of Certificateholders' Names and Addresses.............................15
SECTION 3.9  Maintenance of Office or Agency.......................................................16
SECTION 3.10  Appointment of Certificate Paying Agent..............................................16
SECTION 3.11  Certain Rights of Depositor..........................................................17

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE
SECTION 4.1  Prior Notice to Certificateholders with Respect to Certain Matters....................17
SECTION 4.2  Action by Certificateholders with Respect to Certain Matters..........................18
SECTION 4.3  Action by Certificateholders with Respect to Bankruptcy...............................18
SECTION 4.4  Restrictions on Certificateholders' Power.............................................19
SECTION 4.5  Majority Control......................................................................19

                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES
SECTION 5.1  Establishment of Certificate Distribution Account.....................................19
SECTION 5.2  Application of Trust Funds............................................................20
SECTION 5.3  Method of Payment.....................................................................21
SECTION 5.4  No Segregation of Monies; No Interest.................................................22
SECTION 5.5  Accounting and Reports to Noteholders, Certificateholders, Internal
             Revenue Service and Others............................................................22
SECTION 5.6  Signature on Returns; Tax Matters Partner.............................................22

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE
SECTION 6.1  General Authority.....................................................................23
SECTION 6.2  General Duties........................................................................24
SECTION 6.3  Action upon Instruction...............................................................24
SECTION 6.4  No Duties Except as Specified in this Agreement or in Instructions....................25
SECTION 6.5  No Action Except Under Specified Documents or Instructions............................26
SECTION 6.6  Restrictions..........................................................................26
SECTION 6.7  Sarbanes-Oxley........................................................................26
SECTION 6.8  Maintenance of Licenses...............................................................27

                                   ARTICLE VII

                           REGARDING THE OWNER TRUSTEE
SECTION 7.1  Acceptance of Trusts and Duties.......................................................27
SECTION 7.2  Furnishing of Documents...............................................................28
SECTION 7.3  Representations and Warranties........................................................28
SECTION 7.4  Reliance; Advice of Counsel...........................................................29
SECTION 7.5  Not Acting in Individual Capacity.....................................................30
SECTION 7.6  Owner Trustee Not Liable for Certificates or Receivables..............................30
SECTION 7.7  The Bank May Own Securities...........................................................30

                                  ARTICLE VIII

                   COMPENSATION AND INDEMNITY OF OWNER TRUSTEE
SECTION 8.1  Owner Trustee's Fees and Expenses.....................................................31
SECTION 8.2  Indemnification.......................................................................31
SECTION 8.3  Payments to the Owner Trustee.........................................................32

                                   ARTICLE IX

                                   TERMINATION
SECTION 9.1  Termination of Trust Agreement........................................................33
SECTION 9.2  Prepayment of Certificates............................................................34

                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES
SECTION 10.1  Eligibility Requirements for Owner Trustee...........................................36
SECTION 10.2  Resignation or Removal of Owner Trustee..............................................36
SECTION 10.3  Successor Owner Trustee..............................................................37
SECTION 10.4  Merger or Consolidation of Owner Trustee.............................................38
SECTION 10.5  Appointment of Co-Trustee or Separate Trustee........................................38
SECTION 10.6  Compliance with Delaware Statutory Trust Act.........................................40

                                   ARTICLE XI

                                  MISCELLANEOUS
SECTION 11.1  Supplements and Amendments...........................................................40
SECTION 11.2  Audits of the Owner Trustee..........................................................42
SECTION 11.3  No Legal Title to Trust Property in Certificateholders...............................43
SECTION 11.4  Limitation on Rights of Others.......................................................43
SECTION 11.5  Notices..............................................................................43
SECTION 11.6  Severability.........................................................................43
SECTION 11.7  Separate Counterparts................................................................44
SECTION 11.8  Successors and Assigns...............................................................44
SECTION 11.9  No Petition..........................................................................44
SECTION 11.10  No Recourse.........................................................................44
SECTION 11.11  Headings............................................................................44
SECTION 11.12  Governing Law.......................................................................44
SECTION 11.13  Sale and Servicing Agreement Obligations............................................45



EXHIBIT A             CLASS D CERTIFICATE

EXHIBIT B             FORM OF INVESTMENT LETTER
                      QUALIFIED INSTITUTIONAL BUYER

EXHIBIT C             FORM OF INVESTMENT LETTER
                      INSTITUTIONAL ACCREDITED INVESTOR

EXHIBIT D             FORM OF RULE 144A TRANSFEROR CERTIFICATE

EXHIBIT E             FORM OF CERTIFICATE OF TRUST

APPENDIX A            Definitions and Usage


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                  AMENDED AND RESTATED TRUST AGREEMENT, dated as of May 1, 2004
(as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), between FORD CREDIT AUTO RECEIVABLES TWO LLC, a Delaware limited liability company, as Depositor, having its principal executive office at One American Road, Dearborn, Michigan 48121 and WACHOVIA BANK OF DELAWARE, NATIONAL ASSOCIATION, a national banking association (the "Bank"), not in its individual capacity but solely as trustee under this Agreement (in such capacity, the "Owner Trustee"), having its principal corporate trust office at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, Attention: Corporate Trust Administration, Nicole Poole for the purpose of establishing the Ford Credit Auto Owner Trust 2004-A.

                  WHEREAS, the parties hereto intend to further amend and restate that certain interim Amended and Restated Trust Agreement, dated as of January 1, 2004, among the Depositor, the Owner Trustee and the other parties, signatories thereto, on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:


                                    ARTICLE I

                              DEFINITIONS AND USAGE

                  Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.


                                   ARTICLE II

                            ORGANIZATION OF THE TRUST

                  SECTION 2.1 Name. The Trust created hereby shall be known as "Ford Credit Auto Owner Trust 2004-A", in which name the Owner Trustee may conduct the activities of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

                  SECTION 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

                  SECTION 2.3 Purposes and Powers. (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities:

                  (i) to issue the Notes pursuant to the Indenture, and the Certificates pursuant to this Agreement, and to sell the Securities upon the written order of the Depositor;

                  (ii) to acquire the Receivables and other Trust Property pursuant to the Sale and Servicing Agreement from the Depositor in exchange for the Securities;

                  (iii) to pay interest on and principal of the Notes and distributions on the Certificates;

                  (iv) to Grant the Trust Property (other than each Certificate Distribution Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture;

                  (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                  (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Property and the making of distributions to the Noteholders and the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

                  SECTION 2.4 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                  SECTION 2.5 Capital Contribution of Trust Property. As of May 1, 2004, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Trust Property and shall be deposited in the Certificate Distribution Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee. On the Closing Date, the Depositor shall convey to the Trust the Trust Property and the Owner Trustee shall convey to the Depositor the Securities.

                  SECTION 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. The parties agree that, unless otherwise required by the appropriate tax authorities, the Depositor, on behalf of the Trust, will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as described in Section 2.11 for income and franchise tax purposes. Effective as of the date hereof, the Owner Trustee shall have the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust. A Certificate of Trust, a form of which is attached hereto as Exhibit E, and any necessary amendment thereto has been filed with the Secretary of State.

                  SECTION 2.7  Reserved.

                  SECTION 2.8 Title to Trust Property . Legal title to the entirety of the Trust Property shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

                  SECTION 2.9 Situs of Trust. The Trust shall be administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Bank or the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware, and payments will be made by the Trust only from Delaware. The principal office of the Trust shall be in care of the Owner Trustee in the State of Delaware.

                  SECTION 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

                  (a) The Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                  (b) The Depositor is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its activities shall require such qualifications.

                  (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, and the Depositor has full power and authority to sell and assign the property to be sold and assigned to, and deposited with, the Trust, and the Depositor has duly authorized such sale and assignment and deposit to the Trust; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor.

                  (d) This Agreement constitutes a legal, valid, and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Formation or the Limited Liability Company Agreement, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                  (f) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents or the Securities,
(ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the federal income tax attributes, or Applicable Tax State franchise or income tax attributes, of the Securities.

                  (g) The representations and warranties of the Depositor in
Section 3.1 of the Purchase Agreement are true and correct.

                  SECTION 2.11 Tax Matters. It is the intent of the Depositor and Ford Credit that, for purposes of U.S. federal income, state and local income and franchise tax and any other income taxes, the Trust not be treated as an entity separate from the Depositor and that the Depositor in turn will be disregarded and not treated as an entity separate from Ford Credit. Accordingly, for so long as the Depositor owns 100% of the Certificates, each Class of Notes is intended to be treated as indebtedness of Ford Credit for U.S. federal income tax purposes. The Depositor hereby agrees and the Noteholders by acceptance of a Note will agree in the Indenture to such treatment and each agrees to take no action inconsistent with such treatment. In the event that (i) one or more Classes of Notes is recharacterized as an equity interest, and not as indebtedness of the Depositor, or (ii) the Certificates are not 100% owned by the Depositor, the parties intend that the Trust be characterized as a partnership, in the case of (i) above, between the Certificateholder and the holders of such Class or Classes of Notes (the "Recharacterized Classes"), or in the case of (ii) above, among the Certificateholders and the Depositor. In that event, for purposes of federal income, state and local income and franchise tax and any other income taxes each month:

                  (a) amounts paid as interest to holders of any Recharacterized Class or Certificate shall be treated as a guaranteed payment within the meaning of Section 707(c) of the Code;

                  (b) to the extent the characterization provided for in paragraph (a) of this Section 2.11 is not respected, gross ordinary income of the Trust for such month as determined for federal income tax purposes shall be allocated to the holders of each Recharacterized Class and/or Certificate as of the Record Date occurring within such month, in an amount equal to the sum of
(i) the interest accrued to such Class or Certificates for such month, (ii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the aggregate initial Note Balance of such Class and/or Initial Certificate Balance over the initial aggregate issue price of the Notes of such Class or Certificates and (iii) any amount expected to be distributed to the holders of such Class of Securities pursuant to Section
4.7 of the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this paragraph (b)) to the extent necessary to reverse any net loss previously allocated to holders of the Notes of such Recharacterized Class or Certificates (to the extent not previously reversed pursuant to this clause
(iii)); and

                  (c) thereafter all remaining net income of the Trust (subject to the modifications set forth below) for such month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor, to the extent thereof.

If the gross ordinary income of the Trust for any month is insufficient for the allocations described in paragraph (b) above, subsequent gross ordinary income shall first be allocated to each Recharacterized Class or the Certificates in alphabetical order to make up such shortfall before any allocation pursuant to paragraph (c) above. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor" is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated first among the holders of the Certificates until the principal amount thereof is reduced to zero and thereafter to each Recharacterized Class (in reverse alphabetical order, in each case, until the principal balance of such Recharacterized Class is reduced to zero) as of the Record Date occurring within such month, and among the Certificates or each Recharacterized Class, in proportion to their ownership of the aggregate principal balance of the Certificates or such Recharacterized Class on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor, the Certificateholders or the holders of a Recharacterized Class or as otherwise required by the Code.

                                   ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

                  SECTION 3.1 Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficial owner of the Trust Property.

                  SECTION 3.2 Capital Accounts. This Section 3.2 will apply only if (i) the Certificates are held by more than one beneficial owner; (ii) the Certificates and the right to receive Reserve Account releases and/or other excess spread are held by persons that constitute more than one taxpayer for U.S. federal income tax purposes or (iii) any Recharacterized Class, as defined in Section 2.11 hereof, exists.

                  (a) The Owner Trustee shall establish and maintain a separate bookkeeping account (a "Capital Account") for the Depositor and each Certificateholder. The initial balance of the Capital Account for (i) each Certificateholder shall be the amount initially paid for such Certificateholder's Certificates and (ii) the Depositor shall be (x) the fair market value of the Receivables minus (y) the proceeds of the sale of Notes net of the Reserve Initial Deposit. The Capital Account of the Depositor or each Certificateholder shall also be increased by (i) the dollar amount of any additional cash contributions made by the Depositor or such Certificateholder, as the case may be, (ii) the fair market value of any property (other than cash) contributed to the Trust by the Depositor or such Certificateholder, as the case may be (net of any liabilities to which the property is subject), and (iii) allocations to the Depositor or such Certificateholder, as the case may be, of income and gain (including income exempt from tax). The Capital Account of the Depositor or each Certificateholder shall be decreased by (i) the dollar amount of any cash distributions made to the Depositor or such Certificateholder, as the case may be, (ii) the fair market value of any property (other than cash) distributed to the Depositor or such Certificateholder, as the case may be (net of any liabilities to which the property is subject), (iii) allocations to the Depositor or such Certificateholder, as the case may be, of loss or deductions (or items thereof), and (iv) any allocations of expenditures of the Trust described in Section 705(a)(2)(B) of the Code.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, the foregoing provisions of this Section 3.2 regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of the Treasury Regulations promulgated pursuant to Section 704 of the Code. The Depositor is hereby authorized to modify these provisions to the minimum extent necessary to comply with such regulations.

                  SECTION 3.3 The Certificates. (a) The Class D Certificates in aggregate principal amount of $37,490,000 shall be issued to the Depositor in one or more registered, definitive, physical certificates, in the form set forth in Exhibit A in denominations of at least $20,000 and in integral multiples of $1,000 in excess thereof. No Certificate may be sold, transferred, assigned, participated, pledged, or otherwise disposed of (any such act, a "Transfer") to any Person except in accordance with the provisions of Section 3.5, and any attempted Transfer in violation of Section 3.5 shall be null and void (each a "Void Transfer"). In addition, the Depositor covenants and agrees that it will not Transfer the Class D Certificates unless it shall have delivered an Opinion of Counsel to the Owner Trustee that (i) such Transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation and (ii) such Transfer shall not cause the Trust to be subject to the Michigan Single Business Tax or any other entity level tax imposed by the State of Michigan.

                  (b) The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

                  (c) If Transfer of the Certificates is permitted pursuant to
Section 3.5, a transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferees acceptance of a Certificate duly registered in such transferees name pursuant to Section 3.5.

                  SECTION 3.4 Authentication of Certificates. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Class D Certificates, in an aggregate principal balance equal to the Initial Certificate Balance of such Class D Certificates, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by the chairman of the board, the president, any executive vice president, any vice president, the secretary, any assistant secretary, the treasurer or any assistant treasurer of the Depositor, without further action by the Depositor, in authorized denominations. No Certificate shall entitle its Certificateholder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A attached hereto executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  SECTION 3.5 Registration of Certificates; Transfer and Exchange of Certificates. (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.9, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Wachovia Bank of Delaware, National Association shall be the initial Certificate Registrar. No Transfer of a Certificate shall be recognized except upon registration of such Transfer in the Certificate Register.

                  (b) Each Class D Certificate shall bear a legend to the following effect unless determined otherwise by the Administrator (as certified to the Owner Trustee in an Officer's Certificate) and the Owner Trustee consistent with applicable law:

                  "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (I)
(A) (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE l44A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO (A) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT D TO THE TRUST AGREEMENT AND (B) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT B TO THE TRUST AGREEMENT, WITH SUCH CHANGES THEREIN AS MAY BE APPROVED BY THE OWNER TRUSTEE AND DEPOSITOR,
(2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE RECEIPT BY THE TRUST, THE INITIAL PURCHASER AND THE CERTIFICATE REGISTRAR OF AN OPINION OF COUNSEL ACCEPTABLE TO THE OWNER TRUSTEE AND THE DEPOSITOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE TRUST AGREEMENT AND THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a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
(2) OR (3), THE RECEIPT BY THE OWNER TRUSTEE AND THE DEPOSITOR OF THE STATE TAX OPINION REQUIRED BY SECTION 3.3(a) OF THE TRUST AGREEMENT, OR (II) TO THE DEPOSITOR OR ITS AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES."

                  As a condition to the registration of any Transfer of a Certificate, the prospective transferee of such Certificate shall be required to represent in writing to the Owner Trustee, the Certificate Registrar and the Initial Purchaser the following, unless determined otherwise by the Administrator (as certified to the Owner Trustee in an Officer's Certificate):

                  (i) It understands that no subsequent Transfer of the Certificates is permitted unless it causes its proposed transferee to provide to the Trust, the Certificate Registrar and the Initial Purchaser a letter substantially in the form of Exhibit B or Exhibit C hereof (with such changes therein as may be approved by the Depositor), as applicable, or such other written statement as the Depositor shall prescribe.

                  (ii) It is either:

                  (A) not, and each account (if any) for which it is purchasing the Certificates is not (1) an employee benefit plan, as defined in
         Section 3(3) of ERISA, whether or not subject to Title I of ERISA, (2) a plan described in Section 4975(e)(1) of the Code whether or not subject to Section 4975 of the Code, (3) a governmental plan, as defined in Section 3(32) of ERISA, (4) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA) or (5) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (5), an insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended); or

                  (B) an insurance company acting on behalf of a general account and (1) on the date of purchase less than 25% (or such lower percentage as may be determined by the Depositor) of the assets of such general account (as reasonably determined by it) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (2) the purchase and holding of such Certificates are eligible for exemptive relief under Section (I) of Prohibited Transaction Class Exemption 95-60, and (3) the purchaser agrees that if, after the purchaser's initial acquisition of the Certificates, at any time during any calendar quarter 25% (or such lower percentage as may be determined by the Depositor) or more of the assets of such general account (as reasonably determined by it no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or
         Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, it will dispose of all Certificates then held in its general account by the end of the next following calendar quarter.

                  (iii) It is a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more persons described in clause (A), (B), (C) or (E) of this paragraph (iii) has the authority to control all substantial decisions of the trust or (E) a person not described in clauses (A) through (D) of this paragraph (iii) whose ownership of the Certificates is effectively connected with such persons conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Trust and the Depositor with an IRS Form W-8ECI (and such other certifications, representations, or opinions of counsel as may be requested by the Trust or the Depositor).

                  (iv) It understands that any purported Transfer of any Certificate (or any interest therein) in contravention of any of the restrictions and conditions contained in this Section will be a Void Transfer, and the purported transferee in a Void Transfer will not be recognized by the Trust or any other person as a Certificateholder for any purpose.

                  (c) By acceptance of any Certificate, the Certificateholder thereof specifically agrees with and represents to the Depositor, the Trust and the Certificate Registrar, that no Transfer of such Certificate shall be made unless the registration requirements of the Securities Act and any applicable State securities laws are complied with, or such Transfer is exempt from the registration requirements under the Securities Act because the Transfer satisfies one of the following:

                  (i) such Transfer is in compliance with Rule 144A under the Securities Act ("Rule 144A"), to a transferee who the transferor reasonably believes is a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such Transfer is being made in reliance upon Rule 144A under the Securities Act and (x) the transferor executes and delivers to the Trust and the Certificate Registrar, a Rule 144A transferor certificate substantially in the form attached as Exhibit D and (y) the transferee executes and delivers to the Trust and the Certificate Registrar an investment letter substantially in the form attached as Exhibit B;

                  (ii) after the appropriate holding period, such Transfer is pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act and the transferee, if requested by the Trust, the Certificate Registrar or the Initial Purchaser, delivers an Opinion of Counsel in form and substance satisfactory to the Trust and the Initial Purchaser; or

                  (iii) such Transfer is to an institutional accredited investor as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act in a transaction exempt from the registration requirements of the Securities Act, such Transfer is in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, and such investor executes and delivers to the Trust and the Certificate Registrar an investment letter substantially in the form attached as Exhibit C.

                  (d) The Depositor shall make available to the prospective transferor and transferee of a Certificate information requested to satisfy the requirements of paragraph (d) (4) of Rule 144A (the "Rule 144A Information"). The Rule 144A Information shall include any or all of the following items requested by the prospective transferee:

                  (i) the private placement memorandum, if any, relating to the Certificates, and any amendments or supplements thereto;

                  (ii) each statement delivered to Certificateholders pursuant to Section 5.2(b) on each Payment Date preceding such request; and

                  (iii) such other information as is reasonably available to the Owner Trustee in order to comply with requests for information pursuant to Rule 144A under the Securities Act.

                  None of the Depositor, the Certificate Registrar or the Owner Trustee is under an obligation to register any Certificate under the Securities Act or any other securities law.

                  (e) Upon surrender for registration of Transfer of any Certificate at the office or agency maintained pursuant to Section 3.9 and upon compliance with any provisions of this Agreement relating to such Transfer, the Owner Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like Class and aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.9.

                  Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney in writing, with such signature guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company. Each Certificate surrendered for registration of Transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

                  No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

                  The preceding provisions of this Section 3.5 notwithstanding, the Owner Trustee shall not make and the Certificate Registrar need not register any Transfer or exchange of Certificates for a period of fifteen (15) days preceding any Payment Date for any payment with respect to the Certificates.

                  SECTION 3.6 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate a new Certificate of like Class, tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.6, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.6 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 3.7 Persons Deemed Owners of Certificates. Prior to due presentation of a Certificate for registration of Transfer, the Owner Trustee, the Certificate Registrar and any Certificate Paying Agent may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent shall be bound by any notice to the contrary.

                  SECTION 3.8 Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, or to the Indenture Trustee, within fifteen (15) days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, or the Indenture Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Three or more Certificateholders may apply in writing to the Owner Trustee for a list of the other Certificateholders in order to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates. Any such application must be accompanied by a copy of the communication that such applicants propose to transmit. The Owner Trustee shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  SECTION 3.9 Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates its Corporate Trust Office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

                  SECTION 3.10 Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from each Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Certificate Paying Agent shall have the revocable power to withdraw funds from each Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Certificate Paying Agent if the Owner Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be the Owner Trustee, and any co-paying agent chosen by the Owner Trustee. The Owner Trustee shall be permitted to resign as Certificate Paying Agent upon thirty (30) days written notice to the Owner Trustee. In the event that the Bank shall no longer be the Certificate Paying Agent, the Owner Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Owner Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Certificate Paying Agent, for so long as the Owner Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  SECTION 3.11 Certain Rights of Depositor. The Depositor shall be entitled to any amounts not needed on any Payment Date to make payments on the Notes or the Certificates or to make deposits to the Reserve Account pursuant to Section 4.7 of the Sale and Servicing Agreement, and to receive amounts remaining in the Reserve Account following the payment in full of the aggregate principal amount of the Notes and the Aggregate Certificate Balance and of all other amounts owing or to be distributed hereunder or under the Indenture or the Sale and Servicing Agreement to Noteholders and Certificateholders and the termination of the Trust. The Depositor shall not Transfer any such rights unless it shall have delivered an Opinion of Counsel to the Owner Trustee that (i) such Transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation and (ii) such Transfer shall not cause the Trust to be subject to the Michigan Single Business Tax or any other entity level tax imposed by the State of Michigan.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

                  SECTION 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. It is the intention of the Depositor and the Certificateholders that the powers and duties of the Owner Trustee are ministerial and non-ministerial; provided, however, that any non-ministerial action (including the taking of any legal action) may only be taken by the Owner Trustee in accordance with this Section 4.1. With respect to the following matters, the Owner Trustee shall not take action unless, (I) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Rating Agencies in writing of the proposed action and
(II) Certificateholders holding not less than a majority of the Aggregate Certificate Balance shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

                  (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection by the Servicer of the Receivables);

                  (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Delaware Statutory Trust Act);

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of any of the Certificateholders;

                  (e) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or to add any provision that would not materially adversely affect the interests of the Certificateholders; or

                  (f) the appointment pursuant to the Indenture of a successor Note Registrar, Note Paying Agent or Indenture Trustee, or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

                  SECTION 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee may not, except upon the occurrence of an Event of Servicing Termination subsequent to the payment in full of the Notes and in accordance with the written direction of a majority of the Controlling Certificate Class, (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Article VIII thereof, (b) appoint a successor Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (c) remove the Administrator under the Administration Agreement pursuant to Section 9 thereof or (d) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement.

                  SECTION 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust unless the Notes have been paid in full and each Certificateholder (other than the Depositor) approves of such commencement in advance and delivers to the Owner Trustee a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

                  SECTION 4.4 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

                  SECTION 4.5 Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Certificates evidencing not less than a majority of the Aggregate Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders of Certificates evidencing not less than a majority of the Aggregate Certificate Balance at the time of the delivery of such notice.


                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                  SECTION 5.1 Establishment of Certificate Distribution Account. Pursuant to Section 4.1(c) of the Sale and Servicing Agreement, there has been established and there shall be maintained two segregated trust accounts, each in the name of "Wachovia Bank of Delaware, National Association, as Owner Trustee" at a Qualified Institution or Qualified Trust Institution (which shall initially be the corporate trust department of the Bank), which shall be designated as the "Certificate Interest Distribution Account" and the "Certificate Principal Distribution Account," respectively (each of the Certificate Interest Distribution Account and the Certificate Principal Distribution Account, a "Certificate Distribution Account"). Except as expressly provided in Section 3.10, each Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in each Certificate Distribution Account pursuant to the Sale and Servicing Agreement shall be applied as provided in the Basic Documents. In the event that either Certificate Distribution Account is no longer to be maintained at the corporate trust department of the Bank, the Servicer shall, with the Owner Trustee's assistance as necessary, cause such Certificate Distribution Account to be moved to a Qualified institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent). Each Certificate Distribution Account will be established and maintained pursuant to an account agreement which specifies New York law as the governing law.

                  SECTION 5.2 Application of Trust Funds. (a) On each Payment Date, the Owner Trustee shall, based on the information contained in the Monthly Investor Report delivered on the relevant Determination Date pursuant to Section
3.9 of the Sale and Servicing Agreement:

                  (i) withdraw the amounts deposited into the Certificate Interest Distribution Account pursuant to Section 4.7(c)(viii) of the Sale and Servicing Agreement on or prior to such Payment Date and make or cause to be made distributions and payments in the following order of priority:

                           (1) first, to the Certificateholders of Class D
                  Certificates, an amount equal to the Accrued Class D Certificate Interest; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Class D Certificate Interest, the amounts available shall be applied to the payment of such interest on the Class D Certificates on a pro rata basis; and

                           (2) second, to the Depositor, any funds remaining on deposit in the Certificate Interest Distribution Account.

                  (ii) withdraw the amounts deposited into the Certificate Principal Distribution Account pursuant to Section 4.7(d)(viii) of the Sale and Servicing Agreement on or prior to such Payment Date and make or cause to be made distributions and payments in the following order of priority:

                           (1) first, to the Certificateholders of the Class D
                  Certificates in reduction of the Certificate Balance of the Class D Certificates, until the Certificate Balance of the Class D Certificates has been reduced to zero; provided, that if there are not sufficient funds available to reduce the Certificate Balance of the Class D Certificates to zero, the amounts available shall be applied to the reduction of the Certificate Balance of the Class D Certificates on pro rata basis; and

                           (2) second, to the Depositor, any funds remaining on
                  deposit in the Certificate Principal Distribution Account.

                  (b) On each Payment Date, the Owner Trustee shall, or shall cause the Certificate Paying Agent to, send to each Certificateholder as of the related Record Date the statement provided to the Owner Trustee by the Servicer pursuant to Section 4.9 of the Sale and Servicing Agreement with respect to such Payment Date.

                  (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to such Certificateholder in accordance with this Section 5.2. The Owner Trustee and each Certificate Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

                  SECTION 5.3 Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date and such Certificateholder's Certificates in the aggregate evidence a denomination of not less than $1,000,000, or (ii) such Certificateholder is the Depositor or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the applicable Final Scheduled Payment Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.9.

                  SECTION 5.4 No Segregation of Monies; No Interest. Subject to Sections 5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

                  SECTION 5.5 Accounting and Reports to Noteholders, Certificateholders, Internal Revenue Service and Others. If at any time the Trust is not treated as a disregarded entity for U.S. federal income tax purposes, the Owner Trustee shall, based on information provided by or on behalf of the Depositor, (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder or holder of a Recharacterized Class to prepare its federal and State income tax returns, (c) file (or cause to be filed) such tax returns relating to the Trust (including a partnership information return, IRS Form 1065), and make such elections as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect (or cause to be collected) any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. At such time, if any, as the Trust is not classified as a disregarded entity, the Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under
Section 754 of the Code.

                  SECTION 5.6 Signature on Returns; Tax Matters Partner. (a) If at any time the Trust does not qualify as a disregarded entity for U.S. federal income tax purposes, the legal entity that holds, or is deemed to hold under applicable law and regulations, the right to receive releases from the Reserve Account and/or spread shall prepare (or cause to be prepared) and sign, on behalf of the Trust, the tax returns of the Trust.

                  (b) The entity that is required to prepare the tax returns of the Trust pursuant to section 5.6(a) shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.


                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

                  SECTION 6.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver on behalf of the Trust the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof and the Depositor's execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver:

        (i) Class A-1 Notes in the aggregate principal amount of $346,000,000;

        (ii) Class A-1A Notes in the aggregate principal amount of $140,000,000;

        (iii) Class A-2 Notes in the aggregate principal amount of $535,000,000;

        (iv) Class A-3 Notes in the aggregate principal amount of $559,000,000;

        (v) Class A-4 Notes in the aggregate principal amount of $200,785,000;

        (vi) Class B Notes in the aggregate principal amount of $56,235,000; and

        (vii) Class C Notes in the aggregate principal amount of $37,490,000.

In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Trust as is permitted by the Basic Documents and which the Servicer or the Administrator directs with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Certificateholders for such action.

                  SECTION 6.2 General Duties. Subject to Section 4.1 hereof, it shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the lien of the Indenture and in accordance with the provisions of this Agreement and the other Basic Documents. Notwithstanding anything else to the contrary in this Agreement, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

                  SECTION 6.3 Action upon Instruction. (a) Subject to Article IV, and in accordance with the terms of the Basic Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust.

                  (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                  (d) In the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

                  SECTION 6.4 No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Trust Property that results from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Trust Property.

                  SECTION 6.5 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which the Trust or the Owner Trust is a party and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3. Neither the Depositor nor the Certificateholders shall direct the Trustee to take any action that would violate the provisions of this Section 6.5.

                  SECTION 6.6 Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for U.S. federal income or Applicable Tax State income or franchise tax purposes or (iii) cause the Trust or any portion thereof to be taxable as an association (or publicly traded partnership) taxable as a corporation for federal income or Applicable Tax State income or franchise tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

                  SECTION 6.7 Sarbanes-Oxley. Notwithstanding anything to the contrary herein or in any other document, the Owner Trustee shall not be required to execute, deliver or certify on behalf of the Trust, the Servicer, the Depositor or any other Person any filings, certificates, affidavits or other instruments required by the SEC or required under the Sarbanes-Oxley Act of 2002; provided, however, that the entity executing, delivering or certifying such filings, certificates, affidavits or other instruments required by the SEC or required under the Sarbanes-Oxley Act of 2002 may at its option request such subcertifications from the Owner Trustee as it may deem necessary from time to time to provide such certifications and the Owner Trustee shall reasonably comply with such request. Notwithstanding any Person's right to instruct the Owner Trustee, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required by the SEC or required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under this Agreement or any other document in connection herewith.

                  SECTION 6.8 Maintenance of Licenses. The Owner Trustee will obtain and maintain the license required to be obtained or maintained by the Owner Trustee under the Pennsylvania Motor Vehicle Sales Finance Act in connection with the Owner Trustee's duties and obligations under the Basic Documents.


                                   ARTICLE VII

                           REGARDING THE OWNER TRUSTEE

                  SECTION 7.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Trust Property upon the terms of this Agreement and the other Basic Documents to which the Owner Trustee is a party. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Certificateholder, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

                  (b) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (c) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

                  (d) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Property or for or in respect of the validity or sufficiency of the other Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

                  (e) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture; and

                  (f) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its willful misconduct, bad faith or negligence in the performance of any such act.

                  SECTION 7.2 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

                  SECTION 7.3 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

                  (a) It is a national banking association duly formed and validly existing under the laws of the United States, with its principal place of business in the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware State law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                  SECTION 7.4 Reliance; Advice of Counsel. (a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other Authorized Officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

                  SECTION 7.5 Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Wachovia Bank of Delaware, National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Property for payment or satisfaction thereof.

                  SECTION 7.6 Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee make no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. Neither the Bank nor the Owner Trustee shall have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Property or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

                  SECTION 7.7 The Bank May Own Securities. The Bank, in its individual or any other capacity, may become the owner or pledgee of Securities and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not the Owner Trustee.


                                  ARTICLE VIII

                   COMPENSATION AND INDEMNITY OF OWNER TRUSTEE

                  SECTION 8.1 Owner Trustee's Fees and Expenses. The Depositor shall, or shall cause the Administrator to, pay to the Owner Trustee from time to time reasonable compensation for its services. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Administrator and the Owner Trustee. The Depositor shall, or shall cause the Administrator to, reimburse the Owner Trustee for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder. The tax deduction for such amounts shall be allocated to the Administrator.

                  SECTION 8.2 Indemnification. (a) The Depositor, or if the Depositor so causes, the Administrator, shall be liable as prime obligor for, and shall indemnify the Bank and the Owner Trustee and its respective successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Bank and the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Trust Property, the administration of the Trust Property or the action or inaction of the Owner Trustee hereunder; provided, that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from (i) the Indemnified Party's own willful misconduct, bad faith or negligence, or (ii) the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Indemnified Party. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

                  (b) The Depositor's obligations under this Section 8.2 are obligations solely of the Depositor and shall not constitute a claim against the Depositor to the extent that the Depositor does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, the Indemnified Parties acknowledge and agree that they shall have no right, title or interest in or to the Other Assets of the Depositor. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, any Indemnified Party (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Indemnified Party further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of the other obligations and liabilities, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Depositor), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each Indemnified Party further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 8.2(b) and the terms of this Section 8.2(b) may be enforced by an action for specific performance. The provision of this Section 8.2(b) shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

                  SECTION 8.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Trust Property immediately after such payment.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.1 Termination of Trust Agreement. (a) This Agreement (other than the provisions of Article VIII) shall terminate and be of no further force or effect and the Trust shall wind up and dissolve, upon the earlier of
(i) the maturity or other liquidation of the last remaining Receivable and the disposition of any amounts received upon such maturity or liquidation and (ii) the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and Article V. Any Insolvency Event, liquidation, dissolution, death or incapacity with respect to any Certificateholder, shall neither (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Property nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto. Upon dissolution of the Trust, the Owner Trustee shall wind up the activities and affairs of the Trust as required by Section 3808 of the Delaware Statutory Trust Act.

                  (b) Neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust prior to the termination of the Indenture and payment in full of the Notes.

                  (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment (after reservation of sums sufficient to pay all claims and obligations, if any, known to the Owner Trustee and payable by the Trust) and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Certificate Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.2. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Trust in respect of the Indenture and the Notes, the Owner Trustee, in the absence of actual knowledge of any other claim against the Trust, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Delaware Statutory Trust Act.

                  In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

                  (d) Upon final distribution of any funds remaining in the Trust, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with Section 3810(c) of the Delaware Statutory Trust Act or as otherwise required by the Delaware Statutory Trust Act. The Owner Trustee shall deliver a file-stamped copy of such certificate of cancellation to the Administrator promptly upon such document becoming available following such filing.

                  SECTION 9.2 Prepayment of Certificates. (a) The Certificates shall be prepaid in whole, but not in part, at the direction of the Servicer pursuant to Section 8.1 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the assets of the Trust pursuant to said Section 8.1, and the amount paid by the Servicer shall be treated as collections of Receivables and applied to pay the unpaid principal amount of the Securities plus accrued and unpaid interest (including any overdue interest) thereon. The Servicer shall furnish the Rating Agencies and the Owner Trustee notice of such prepayment. If the Certificates are to be prepaid pursuant to this Section 9.2(a), the Servicer shall furnish notice of such election to the Owner Trustee not later than twenty (20) days prior to the Payment Date on which such prepayment will be made and the Trust shall deposit by 10:00 A.M. (New York City time) on such Payment Date in the Certificate Distribution Account the Certificate Prepayment Amount of the Certificates to be prepayed, whereupon all such Certificates shall be due and payable on such Payment Date.

                  (b) Notice of prepayment under Section 9.2(a) shall be given by the Owner Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted immediately following receipt of notice from the Trust or Servicer pursuant to Section 9.2(a), but not later than ten (10) days prior to the Payment Date on which the Certificates will be paid in full, to each Certificateholder as of the close of business on the Record Date preceding such Payment Date, at such Certificateholder's address or facsimile number appearing in the Certificate Register.

                  All notices of purchase shall state:

                  (i) the Payment Date on which the purchase of the Receivables will be made and the Certificates will be paid in full;

                  (ii) the Certificate Prepayment Amount; and

                  (iii) the place where such Certificates are to be surrendered for payment of the Certificate Prepayment Amount (which shall be the office or agency of the Owner Trustee to be maintained as provided in
         Section 3.9).

Notice of prepayment of the Certificates shall be given by the Owner Trustee in the name and at the expense of the Trust. Failure to give notice of prepayment, or any defect therein, to any Certificateholder shall not impair or affect the validity of the prepayment of any other Certificate.

                  (c) Following notice of prepayment as required by Section 9.2(b), the Certificates shall be paid in full on the Payment Date on which the purchase of the Receivables is made by the Trust at the Certificate Prepayment Amount and (unless the Trust shall default in the payment of the Certificate Prepayment Amount) no interest shall accrue on the Certificate Prepayment Amount for any period after the date to which accrued interest is calculated for purposes of calculating the Certificate Prepayment Amount. Following payment in full of the Certificate Prepayment Amount, this Agreement and the Trust shall terminate.


                                    ARTICLE X

             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

                  SECTION 10.1  Eligibility Requirements for Owner Trustee.

                  (a) The Owner Trustee shall at all times (i) be authorized to exercise corporate trust powers; (ii) have a combined capital and surplus of at least $50,000,000 and shall be subject to supervision or examination by federal or state authorities; and (iii) shall have (or shall have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

                  (b) The Owner Trustee shall at all times be an institution satisfying the provisions of Section 3807(a) of the Delaware Statutory Trust Act.

                  SECTION 10.2 Resignation or Removal of Owner Trustee. (a) The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and has accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

                  (b) If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 or resigns pursuant to Section 10.2 of this Agreement or shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or if at any time an Insolvency Event with respect to the Owner Trustee shall have occurred and be continuing, then the Administrator may remove the Owner Trustee. If the Administrator removes the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee, by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

                  (c) Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3, payment of all fees and expenses owed to the outgoing Owner Trustee and the filing of a certificate of amendment to the Certificate of Trust if required by the Delaware Statutory Trust Act. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Certificateholders, the Indenture Trustee, the Noteholders and each of the Rating Agencies.

                  SECTION 10.3 Successor Owner Trustee. (a) Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement. Upon the resignation or removal of the predecessor Owner Trustee becoming effective pursuant to Section 10.2, such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

                  (b) No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 10.1.

                  (c) Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

                  (d) Any successor Owner Trustee appointed hereunder shall file the amendments to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

                  SECTION 10.4 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided, that such corporation shall be eligible pursuant to Section 10.1; provided, further, that the Owner Trustee shall (i) mail notice of such merger or consolidation to the Rating Agencies not less than fifteen (15) days prior to the effective date thereof and (ii) shall file an amendment to the Certificate of Trust as required by Section 10.3.

                  SECTION 10.5 Appointment of Co-Trustee or Separate Trustee.
(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person, in such capacity, such title to the Trust Property, or any part thereof, and, subject to the other provisions of this
Section 10.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

                  (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                  (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                  (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

                  (d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 10.6 Compliance with Delaware Statutory Trust Act. Notwithstanding anything herein to the contrary, the Trust shall at all times have at least one trustee which meets the requirements of Section 3807(a) of the Delaware Statutory Trust Act.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1 Supplements and Amendments. (a) This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, for the purposes of (i) curing any ambiguity or correcting or supplementing any provisions in this Agreement inconsistent with any other provision of this Agreement or for the purpose of (ii) adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; provided, however, that such action shall not, as evidenced by an opinion of Counsel satisfactory to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder or Certificateholder; provided, further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes,
(B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes, (C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (D) cause the Issuer to incur Michigan Single Business Tax liability. In addition, this Agreement may be amended by the Depositor and the Owner Trustee, with prior notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, in connection with the registration of the Certificates under the Securities Act, in order to facilitate such registration, including with respect to the modification of the restrictions applicable to the transfer of the Certificates and modification of the legend set forth on the form of the Certificates.

                  (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of (i) the Indenture Trustee, to the extent that its rights or obligations would be affected by such amendment, (ii) the Noteholders of Notes evidencing not less than a majority of the principal amount of the Notes Outstanding and (iii) the Certificateholders of Certificates evidencing not less than a majority of the Aggregate Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or (ii) reduce the aforesaid percentage of the principal amount of the Notes Outstanding and the Aggregate Certificate Balance required to consent to any such amendment, without the consent of all the Noteholders and Certificateholders affected thereby; provided, further, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) affect the treatment of the Notes as indebtedness for U.S. federal income or Applicable Tax State income or franchise tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes,
(C) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (D) cause the Issuer to incur Michigan Single Business Tax liability.

                  (c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

                  (d) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this
Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

                  (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

                  (f) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  (g) In connection with the execution of any amendment to this Agreement or any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

                  SECTION 11.2 Audits of the Owner Trustee. The Owner Trustee agrees that, with reasonable prior written notice, it will permit any authorized representative of the Servicer or the Administrator, during the Owner Trustee's normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Owner Trustee relating to (a) the performance of the Owner Trustee's obligations under this Agreement, (b) any payments of fees and expenses of the Owner Trustee in connection with such performance and (c) any claim made by the Owner Trustee under this Agreement. In addition, the Owner Trustee will permit such representatives to make copies and extracts of any such books and records and to discuss the same with the Owner Trustee's officers and employees. Each of the Servicer and the Administrator will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Servicer or the Administrator, as the case may be, may reasonably determine that such disclosure is consistent with its obligations under this Agreement. The Owner Trustee will maintain all such pertinent books, records and other written information for a period of two (2) years after the termination of its obligations under this Agreement.

                  SECTION 11.3 No Legal Title to Trust Property in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Property. The Certificateholders shall be entitled to receive distributions with respect to their beneficial interests therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial interest in the Trust Property shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

                  SECTION 11.4 Limitation on Rights of Others. Except for Sections 2.6 and 11.1, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.6), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 11.5 Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three (3) Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to Ford Credit Auto Receivables Two LLC at the address of its principal executive office first above written; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  SECTION 11.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.7 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.8 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

                  SECTION 11.9 No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, and each Certificateholder, by accepting a Certificate, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Notes, it will not, until after the Notes have been paid in full, institute against, or join any other Person in instituting against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

                  SECTION 11.10 No Recourse. Each Certificateholder, by accepting a Certificate, acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the other Basic Documents.

                  SECTION 11.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 11.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.13 Sale and Servicing Agreement Obligations. Notwithstanding any other provision of this Agreement, the Owner Trustee agrees that it will comply with its obligations under Sections 3.1, 4.1 and 4.2 of the Sale and Servicing Agreement.

                  SECTION 11.14  Confidential Information.

                  (a) The Owner Trustee agrees to hold and treat all Confidential Information (defined in Section 11.14(b)) provided to it in connection with the Issuer's offering of the Notes in confidence and in accordance with this Section 11.14, and will implement and maintain safeguards to further assure the confidentiality of such Confidential Information. Such Confidential Information will not, without instruction pursuant to this Agreement or the prior written consent of the Servicer or the Administrator, be disclosed or used by the Owner Trustee or its directors, officers, employees, attorneys or agents (collectively, the "Information Recipients") other than in connection with the transactions contemplated by the Basic Documents and the issuance of the Notes. Disclosure that is not in violation of the Right to Financial Privacy Act of 1978, the Gramm-Leach-Bliley Act of 1999 (the "G-L-B Act") or other applicable law by the Owner Trustee of any Confidential Information (A) in connection with the performance of the Owner Trustee's duties hereunder or (B) at the request of the Owner Trustee's independent certified public accountants or governmental regulatory authorities in connection with an examination of the Owner Trustee by any such authority will not constitute a breach of its obligations under this Section 11.14, and will not require the prior written consent of the Servicer or the Administrator.

                  (b) As used in this Agreement, "Confidential Information" means non-public personal information (as defined in the G-L-B Act and its enabling regulations issued by the Federal Trade Commission) regarding Obligors on the Receivables that is identified as such by the Servicer or the Administrator. Confidential Information will not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Owner Trustee or any of its Information Recipients, (ii) was available to the Owner Trustee on a non-confidential basis from a Person or entity other than the Servicer or the Administrator prior to its disclosure to the Owner Trustee, (iii) is requested to be disclosed by a governmental authority or related governmental, administrative, or regulatory or self-regulatory agencies having or claiming authority to regulate or oversee any aspect of the Owner Trustee's business or that of its Affiliates or is otherwise required by law or by legal or regulatory process to be disclosed, (iv) becomes available to the Owner Trustee on a non-confidential basis from a Person other than the Servicer or the Administrator who, to the knowledge of the Owner Trustee, is not otherwise bound by a confidentiality agreement with the Servicer and is not otherwise prohibited from transmitting the information to the Owner Trustee or (v) the Servicer or the Administrator provides written permission to the Owner Trustee to release.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                           FORD CREDIT AUTO RECEIVABLES
                           TWO LLC,
                           as Depositor



                                    By:__________________________
                                       Name: Susan J. Thomas
                                       Title: Secretary


                           WACHOVIA BANK OF DELAWARE,
                           NATIONAL ASSOCIATION,
                           as Owner Trustee


                                    By:__________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                               CLASS D CERTIFICATE

NUMBER                                                               $37,490,000

R-1                                                        CUSIP NO. 34527R KM 4

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (I) (A)
(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE l44A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO (A) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT D TO THE TRUST AGREEMENT AND (B) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT B TO THE TRUST AGREEMENT, WITH SUCH CHANGES THEREIN AS MAY BE APPROVED BY THE OWNER TRUSTEE AND DEPOSITOR,
(2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE RECEIPT BY THE TRUST, THE INITIAL PURCHASER AND THE CERTIFICATE REGISTRAR OF AN OPINION OF COUNSEL ACCEPTABLE TO THE OWNER TRUSTEE AND THE DEPOSITOR THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE TRUST AGREEMENT AND THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a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
(2) OR (3), THE RECEIPT BY THE OWNER TRUSTEE AND THE DEPOSITOR OF THE STATE TAX OPINION REQUIRED BY SECTION 3.3(a) OF THE TRUST AGREEMENT, OR (II) TO THE DEPOSITOR OR ITS AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                       FORD CREDIT AUTO OWNER TRUST 2004-A

                     CLASS D 6.00% ASSET BACKED CERTIFICATE

evidencing a beneficial interest in the property of the Trust, as defined below, which property includes a pool of retail installment sale contracts, secured by new and used automobiles and light duty trucks, conveyed to Ford Credit Auto Receivables Two LLC by Ford Motor Credit Company and conveyed by Ford Credit Auto Receivables Two LLC to the Trust. The property of the Trust has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.

(This Certificate does not represent an interest in or obligation of Ford Motor Credit Company, Ford Credit Auto Receivables Two LLC or any of their respective Affiliates, except to the extent described below.)

                  THIS CERTIFIES THAT FORD CREDIT AUTO RECEIVABLES TWO LLC is the registered owner of THIRTY-SEVEN MILLION FOUR HUNDRED NINETY THOUSAND DOLLARS nonassessable, fully-paid, beneficial interest in Class D Certificates of Ford Credit Auto Owner Trust 2004-A (the "Trust") formed by Ford Credit Auto Receivables Two LLC, a Delaware limited liability company (the "Depositor"). The Class D Certificates have an aggregate Initial Certificate Balance of $37,490,000 and bear interest at a rate of 6.00% per annum (the "Class D Rate").

                  The Trust was created pursuant to an Amended and Restated Trust Agreement, dated as of May 1, 2004 (as from time to time amended, supplemented or otherwise modified and in effect, the "Trust Agreement"), among the Depositor, Wachovia Bank of Delaware, National Association, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

                  This Certificate is one of the duly authorized Certificates designated as "Class D 6.00% Asset Backed Certificates" (herein called the "Class D Certificates" or the "Certificates") are issued under and are subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. Also issued under the Indenture, dated as of May 1, 2004 (as from time to time amended, supplemented or otherwise modified and in effect, the "Indenture"), between the Trust and The Bank of New York, as indenture trustee (in such capacity, the "Indenture Trustee"), are the Notes designated as "Class A-1 1.24000% Asset Backed Notes", "Class A-1A 1.48375% Asset Backed Notes", "Class A-2 2.13% Asset Backed Notes", "Class A-3 2.93% Asset Backed Notes", "Class A-4 3.54% Asset Backed Notes", "Class B 3.78% Asset Backed Notes" and "Class C 4.19% Asset Backed Notes" (collectively, the "Notes"). The property of the Trust includes
(i) the Receivables; (ii) monies due or received thereunder on or after the Cutoff Date and monies due and received prior to the Cutoff Date that are posted to the Obligor's account on or after the Cutoff Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Issuer in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (v) Dealer Recourse; (vi) all of the Seller's rights to the Receivable Files; (vii) the Trust Accounts, the Certificate Interest Distribution Account, the Certificate Principal Distribution Account and all amounts, securities, investments, investment property and other property deposited in or credited to any of the foregoing, all security entitlements relating to the foregoing and all proceeds thereof;
(viii) all of the Seller's rights under the Sale and Servicing Agreement; (ix) all of the Seller's rights under the Purchase Agreement; (x) payments and proceeds with respect to the Receivables held by the Servicer; (xi) all property securing a Receivable (other than a Receivable purchased by the Servicer or repurchased by the Seller); (xii) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and (xiii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing. The rights of the Trust in the foregoing property of the Trust have been pledged to the Indenture Trustee to secure the payment of the Notes.

                  Under the Trust Agreement, there will be distributed on the fifteenth day of each month, or if such fifteenth day is not a Business Day, the next Business Day (each, a "Payment Date"), commencing in June 2004, to the Person in whose name this Certificate is registered at the close of business on the last day of the preceding month (the "Record Date") such Certificateholder's percentage interest in the amount to be distributed to Class D Certificateholders on such Payment Date; provided, however, that principal will be distributed to the Class D Certificateholders on each Payment Date on (to the extent of funds remaining after all classes of the Notes) and after the date on which all classes of the Notes have been paid in full. Notwithstanding the foregoing, following the occurrence and during the continuation of an event of default under the Indenture which has resulted in an acceleration of the Notes, no distributions of principal or interest will be made on the Certificates until all principal and interest on the Notes has been paid in full.

                  The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement.

                  It is the intent of the Depositor, the Servicer and the Certificateholders that, for purposes of federal income, state and local franchise and income tax and any other income taxes, the Trust will be treated either as a disregarded entity for so long as the Depositor owns 100% of the Certificates and otherwise as a partnership in which the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

                  Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that, prior to the date that is one year and one day after the payment in full of the Notes, it will not institute against, or join any other Person in instituting against the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligations relating to the Securities, the Trust Agreement or any of the other Basic Documents.

                  Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee or the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in Wilmington, Delaware.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon shall have been executed by an Authorized Officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Certificateholder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                  This Certificate shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  In WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Class D Certificate to be duly executed.

                                            FORD CREDIT AUTO OWNER
                                              TRUST 2004-A

                                            By:      WACHOVIA BANK OF DELAWARE,
                                                     NATIONAL ASSOCIATION,
                                                     not in its individual
                                                     capacity but solely as
                                                     Owner Trustee


                                            By: _______________________________
                                                Authorized Officer


                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Class D Certificates referred to in the within-mentioned Trust Agreement.

Dated: May 25, 2004

                                            WACHOVIA BANK OF DELAWARE,
                                            NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Owner Trustee

                                            By: _______________________________
                                                Authorized Officer

                             REVERSE OF CERTIFICATE


                  The Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Administrator, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. A registration statement, which includes a form of the Trust Agreement as an exhibit thereto, has been filed with the Securities and Exchange Commission with respect to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes.

                  The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Noteholders and the Certificateholders evidencing not less than a majority of the principal amount of the Notes Outstanding and the Aggregate Certificate Balance, respectively. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and on all future Certificateholders of this Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any of the Noteholders or the Certificateholders.

                  As provided in the Trust Agreement and subject to certain limitations therein set forth, the Transfer of the Certificates are registrable in the Certificate Register upon surrender of this Certificate for registration of Transfer at the offices or agencies maintained by Wachovia Bank of Delaware, National Association in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in Wilmington, Delaware, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

                  The Certificates are issuable as registered Certificates without coupons in denominations of at least $20,000 and in integral multiples of $1,000 in excess thereof. Certificates are exchangeable for new Certificates of like Class and authorized denominations evidencing the same aggregate denomination, as requested by the Certificateholder surrendering the same. No service charge will be made for any such registration of Transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

                  The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

                  The Class D Certificates may be acquired only by an entity that is either: (a) not, and each account (if any) for which it is purchasing the Class D Certificates is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) whether or not subject to Title I of ERISA, (ii) a plan described in
Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") whether or not subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA) or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended); or (b) an insurance company acting on behalf of a general account and (i) on the date of purchase less than 25% (or such lesser percentage as may be determined by the Depositor) of the assets of such general account (as reasonably determined by it) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Class D Certificates are eligible for exemptive relief under Section (I) of Prohibited Transaction Class Exemption 95-60, and (iii) the purchaser agrees that if, after the purchaser's initial acquisition of the Class D Certificates, at any time during any calendar quarter 25% (or such lesser percentage as may be determined by the Depositor) or more of the assets of such general account (as reasonably determined by it no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or
Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Class D Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the United States Department of Labor under ERISA, it will dispose of all Class D Certificates then held in its general account by the end of the next following calendar quarter.

                  In addition, the Certificates may not be acquired by or on behalf of a Person other than a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more persons described in clause (A), (B), (C) or (E) of this paragraph has the authority to control all substantial decisions of the trust or (E) a person not described in clauses (A) through (D) of this paragraph whose ownership of the Certificates is effectively connected with such persons conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Trust and the Depositor with an IRS Form W-8ECI (and such other certifications, representations, or opinions of counsel as may be requested by the Trust or the Depositor).

                  The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate (i) upon the maturity or other liquidation of the last remaining Receivable and the disposition of any amounts received upon such maturity or liquidation or (ii) upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Indenture, the Trust Agreement and the Sale and Servicing Agreement, and upon such termination any remaining assets of the Trust shall be distributed to the Depositor. The Servicer of the Receivables may at its option purchase the assets of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Notes and the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Initial Pool Balance.

                                   ASSIGNMENT


   FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

                        _____________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


____________________________________________________________________Attorney to
transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:_______



                                         ________________________________*/
                                          Signature Guaranteed:
                                         ________________________________*/


*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                       B-1
                                                                       EXHIBIT B

                            FORM OF INVESTMENT LETTER
                          QUALIFIED INSTITUTIONAL BUYER


                                                                           Date

Ford Credit Auto Owner Trust 2004-A,
  as Issuer
Wachovia Bank of Delaware,
National Association,
  as Owner Trustee and
  Certificate Registrar
One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801
Attention: Corporate Trust Administration, Nicole Poole

                  Re:      Ford Credit Auto Owner Trust 2004-A
                           Class D 6.00% Asset Backed Certificates

Ladies and Gentlemen:

         In connection with our proposed purchase of the Class D 6.00% Asset Backed Certificates (the "Certificates") of Ford Credit Auto Owner Trust 2004-A (the "Issuer"), a trust formed by Ford Credit Auto Receivables Two LLC (the "Depositor"), we confirm that:

         1. The undersigned agrees to be bound by, and not to resell, transfer, assign, participate, pledge or otherwise dispose of (any such act, a "Transfer") the Certificates except in compliance with, the restrictions and conditions set forth in the legend on the face of the Certificates and under the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that no subsequent Transfer of the Certificates is permitted unless we cause our proposed transferee to provide to the Issuer, the Certificate Registrar and the Initial Purchaser a letter substantially in the form of this letter or Exhibit C to the Trust Agreement, as applicable, or such other written statement as the Depositor shall prescribe.

         3. We are a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act) (a "QIB") and we are acquiring the Certificates for our own account or for a single account (which is a QIB) as to which we exercise sole investment discretion.

         4. We are either:

                  (a) not, and each account (if any) for which we are purchasing the Certificates is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) whether or not subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") whether or not subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R.
                  Section 2510.3-101 or otherwise under ERISA) or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

                  (b) an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Section
                  (I) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned's initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the DOL under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

         5. We are a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (C) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more persons described in clause (A), (B), (C) or (E) of this paragraph 5 has the authority to control all substantial decisions of the trust or (E) a person not described in clauses (A) through (D) of this paragraph 5 whose ownership of the Certificates is effectively connected with such person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Trust and the Depositor with an IRS Form W-8ECI (and such other certifications, representations, or opinions of counsel as may be requested by the Trust or the Depositor).

         6. We understand that any purported Transfer of any Certificate (or any interest therein) in contravention of the restrictions and conditions above will be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer will not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                            Very truly yours,



                                            By:__________________________
                                               Name:
                                               Title:


Securities To Be Purchased:
$[   ] principal amount of Certificates

                                                                       EXHIBIT C

                            FORM OF INVESTMENT LETTER
                        INSTITUTIONAL ACCREDITED INVESTOR


                                                                         Date

Ford Credit Auto Owner Trust 2004-A
  as Issuer
Wachovia Bank of Delaware,
National Association,
  as Owner Trustee and
Certificate Registrar
One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801
Attention: Corporate Trust Administration, Nicole Poole

                  Re:      Ford Credit Auto Owner Trust 2004-A
                           Class D 6.00% Asset Backed Certificates

Ladies and Gentlemen:

         In connection with our proposed purchase of the Class D 6.00% Asset Backed Certificates (the "Certificates") of Ford Credit Auto Owner Trust 2004-A (the "Issuer"), a trust formed by Ford Credit Auto Receivables Two LLC (the "Depositor"), we confirm that:

                  1. The undersigned agrees to be bound by, and not to resell, transfer, assign, participate, pledge or otherwise dispose of (any such act, a "Transfer") the Certificates except in compliance with, the restrictions and conditions set forth in the legend on the face of the Class D Certificates and under the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that no subsequent Transfer of the Certificates is permitted unless we cause our proposed transferee to provide to the Issuer, the Certificate Registrar and the Initial Purchaser a letter substantially in the form of this letter or Exhibit B to the Trust Agreement, as applicable, or such other written statement as the Depositor shall prescribe.

                  3. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and we are acquiring the Certificates for our own account.

                  4. We are either:

                  (a) not, and each account (if any) for which we are purchasing the Certificates is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) whether or not subject to Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") whether or not subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, (iv) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101 or otherwise under ERISA) or (v) a person investing "plan assets" of any such plan (including without limitation, for purposes of this clause
         (v), an insurance company general account, but excluding an entity registered under the Investment Company Act of 1940, as amended), or

                  (b) an insurance company acting on behalf of a general account and (i) on the date hereof less than 25% of the assets of such general account (as reasonably determined by us) constitute "plan assets" for purposes of Title I of ERISA and Section 4975 of the Code, (ii) the purchase and holding of such Certificates are eligible for exemptive relief under Section (I) of Prohibited Transaction Class Exemption 95-60, and (iii) the undersigned agrees that if, after the undersigned's initial acquisition of the Certificates, at any time during any calendar quarter 25% or more of the assets of such general account (as reasonably determined by us no less frequently than each calendar quarter) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and the final regulations thereunder or under an exemption or regulation issued by the DOL under ERISA, we will dispose of all Certificates then held in our general account by the end of the next following calendar quarter.

                  5. We are a person who is (A) a citizen or resident of the United States, (B) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (c) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (D) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more persons described in clause (A), (B), (C) or (E) of this paragraph 5 has the authority to control all substantial decisions of the trust or (E) a person not described in clauses (A) through (D) of this paragraph 5 whose ownership of the Certificates is effectively connected with such person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Trust and the Depositor with an IRS Form W-8ECI (and such other certifications, representations, or opinions of counsel as may be requested by the Trust or the Depositor).

                  6. We understand that any purported Transfer of any Certificate (or any interest therein) in contravention of the restrictions and conditions above will be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer will not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

         You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,



                                            By:__________________________
                                               Name:
                                               Title:


Securities To Be Purchased:
$[    ] principal amount of Certificates

                                                                       EXHIBIT D

                    FORM OF RULE 144A TRANSFEROR CERTIFICATE


                                                                        Date

Wachovia Bank of Delaware,
National Association,
  as Owner Trustee and
  Certificate Registrar
One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801
Attention: Corporate Trust Administration, Nicole Poole


                  Re:      Ford Credit Auto Owner Trust 2004-A
                           Class D 6.00% Asset Backed Certificates

Ladies and Gentlemen:

         This is to notify you as to the transfer of $* in denomination of Class D 6.00% Asset Backed Certificates (the "Certificates") of Ford Credit Auto Owner Trust 2004-A (the "Issuer").

         The undersigned is the holder of the Certificates and with this notice hereby deposits with the Owner Trustee $* in denomination of Certificates and requests that Certificates of the same class in the same aggregate denomination be issued, executed and authenticated and registered to the purchaser on ___________, 200[ ], as specified in the Trust Agreement dated as of May 1, 2004 relating to the Certificates, as follows:

         Name:                              Denominations:
         Address:
         Taxpayer I.D. No:

         The undersigned represents and warrants that the undersigned (i) reasonably believes the purchaser is a "qualified institutional buyer," as defined in Rule 144A under the Securities Act of 1933 (the "Act"), (ii) such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Act provided by Rule 144A, (iii) if the purchaser has purchased the Certificates for an account for which it is acting as fiduciary or agent, such account is a qualified institutional buyer and (iv) the purchaser is acquiring Certificates for its own account or for an institutional account for which it is acting as fiduciary or agent.

                                Very truly yours,

                                NAME OF HOLDER OF
                                CERTIFICATES



                                By: _______________________
                                    Name:
                                    Title:



* authorized denomination

                                                                       EXHIBIT E


                          FORM OF CERTIFICATE OF TRUST

                             CERTIFICATE OF TRUST OF
                       FORD CREDIT AUTO OWNER TRUST 2004-A

                  This Certificate of Trust of Ford Credit Auto Owner Trust 2004-A (the "Trust") is being duly executed and filed by Wachovia Bank of Delaware, National Association, as owner trustee (the "Owner Trustee"), to form a statutory trust under the Delaware Statutory Trust Act (12 Delaware Code, ss. 3801 et seq.) (the "Act").

                  1. Name. The name of the statutory trust formed hereby is Ford Credit Auto Owner Trust 2004-A.

                  2. Owner Trustee. The name and business address of the sole trustee of the Trust in the State of Delaware is Wachovia Bank of Delaware, National Association, One Rodney Square, 920 King Street, Wilmington, Delaware 19801.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a)(1) of the Act.


                                            WACHOVIA BANK OF DELAWARE,
                                            NATIONAL ASSOCIATION,
                                            not in its individual capacity but
                                            solely as Owner Trustee under an
                                            Amended and Restated Trust
                                            Agreement, dated as of January 1,
                                            2004


                                            By: ____________________________
                                                Name:
                                                Title:

                                                                      APPENDIX A



                              Definitions and Usage